                                                                      Exhibit 21


                           SUBSIDIARIES OF THE COMPANY


                                                            State or Jurisdiction
                  Subsidiaries                                 of Incorporation
- --------------------------------------------------     -----------------------------
After The Fall Products, Inc.                           Ohio
H. B. DeViney Company, Inc.                             Pennsylvania
The Dickinson Family, Inc.                              Ohio
Henry Jones Foods Pty. Ltd.                             Victoria, Australia
Juice Creations Co.                                     Ohio
Knudsen & Sons, Inc.                                    Ohio
Smucker Quality Beverages, Inc.                         California
Mary Ellen's, Incorporated                              Ohio
Smucker Holdings, Inc.                                  Ohio
A. F. Murch Company                                     Ohio
Santa Cruz Natural Incorporated                         California
Smucker Australia, Inc.                                 Ohio
J. M. Smucker (Canada) Inc.                             Ontario, Canada
Smucker International, Ltd.                             U.S. Virgin Islands
Smucker Latin America, Inc.                             Ohio
J. M. Smucker de Mexico, S.A. de C.V.                   Mexico (domesticated
                                                         in Delaware)
JMS Specialty Foods, Inc.                               Wisconsin
Smucker U.K., Inc.                                      Ohio
Alternative Attitudes, Inc.                             Ohio